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                                                                   EXHIBIT 10.37



                  MASTER LOAN AND SECURITY AGREEMENT NO. 84325


DEBTOR:                              SECURED PARTY:
   Kosan Biosciences Incorporated            Wells Fargo Equipment Finance, Inc.
   3832 Bay Center Place                     530 Fifth Avenue
   Hayward, CA 94545                         New York, NY 10036

In consideration of the mutual covenants set forth herein, the above named Debtor and the above named Secured Party hereby enter into this Master Loan and Security Agreement and agree to the terms and conditions set forth herein. Each Loan Schedule which may be executed by Debtor and Secured Party from time to time pursuant to this Master Loan and Security Agreement shall be deemed to be a separate loan transaction incorporating all of the terms and conditions of this Master Loan and Security Agreement. References in this Master Loan and Security Agreement to "Agreement", "hereunder" and "herein" shall mean a Loan Schedule which incorporates this Master Loan and Security Agreement.

             1. LOAN SCHEDULES. Debtor shall evidence its agreement to enter into each Agreement incorporating the terms hereof by executing and delivering to Secured Party a Loan Schedule in the form annexed hereto as Exhibit 1. Debtor's execution of a Loan Schedule shall obligate Debtor to make all of the payments set forth in the Schedule of Obligations as set forth in the Loan Schedule. The Loan Schedule shall set forth the amount of the Loan, the Term of the Loan, the number of payments to be made and the amount and dates upon which such payments are due. The Loan Schedule shall also set forth the Time Balance which means the aggregate amount of all payments which are payable under the Agreement evidenced by such Loan Schedule. Subject to the terms and conditions hereof, Secured Party will enter into one or more Loan Schedules hereunder covering Equipment having an aggregate original Equipment cost ("Acquisition Cost") not in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) provided, that: (a) notwithstanding anything to the contrary, Secured Party shall have no obligation to enter into any Loan Schedule if (i) the Equipment to be covered thereunder is not acceptable to Secured Party; or (ii) such Loan Schedule has not been signed by Debtor and delivered to Secured Party on or before September 30, 2001; or (iii) such Equipment has not been delivered to or accepted by Debtor by September 30, 2001 or Secured Party has determined that the scheduled dates for delivery and installation of such Equipment makes acceptance of the Equipment by such date impossible; or (iv) an Event of Default (or any other event which, after a lapse of time, or notice, or both, would become an Event of Default) has occurred and is continuing hereunder or under any Loan Schedule; or (v) the Acquisition Cost of the Equipment to be covered under such Loan Schedule is less than $250,000; Provided further that any Loan Schedule to be executed after September 30, 2001, shall be subject to Secured Party performing its standard update credit review of Debtor to confirm the creditworthiness of the Debtor .No Loan Schedule shall be binding upon Secured Party until accepted by Secured Party which acceptance shall be evidenced only by the execution of such Loan Schedule by Secured Party.

             2. GRANT OF SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in the personal property referred to and/or described in each Loan Schedule (hereinafter with all renewals, substitutions and replacements and all parts, repairs,



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         improvements, additions and accessories incorporated therein or affixed thereto referred to as the "Equipment"), together with any and all proceeds thereof and any and all insurance policies and proceeds with respect thereto. Notwithstanding the foregoing, Equipment shall not include Alterations permitted under Section 9 hereunder which may be removed without any material damage to the personal property referred to and/or described in each Loan Schedule.

             3. OBLIGATIONS SECURED. The aforesaid security interest is granted by Debtor as security for (a) the payment of the Time Balance (as set forth in the Loan Schedule) and the payment and performance of all other indebtedness and obligations now or hereafter owing by Debtor to Secured Party, of any and every kind and description under the Agreement evidenced by such Loan Schedule, and any and all renewals and extensions of the foregoing, and all interest, fees, charges, expenses and reasonable attorneys' fees accruing or incurred in connection with any of the foregoing (all of which Time Balance, indebtedness and obligations are hereinafter referred to as the "Liabilities") and (b) the payment and performance of all other indebtedness and obligations now or hereafter owing by Debtor to Secured Party under the Agreement and all Loan Schedules hereunder, of any and every kind and description, howsoever arising or evidenced including without limitation those arising under other Loan Schedules, (all of which indebtedness and obligations are hereinafter referred to as the "Other Liabilities"). Subject to Paragraph 16, any nonpayment of any installment or other amounts due hereunder shall result in the obligation on the part of Debtor promptly to pay also an amount equal to five percent (5%), (or the maximum rate permitted by law, whichever is less) of the installment or other amounts overdue.

             4. DISCLAIMER OF WARRANTIES. DEBTOR ACKNOWLEDGES THAT SECURED PARTY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, IN RESPECT OF THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE. Secured Party shall not be liable to Debtor for any loss, damage or expense of any kind or nature caused, directly or indirectly, by any Equipment secured hereunder or the use or maintenance thereof or the failure of operation thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repairs, service or adjustment, or by any interruption of service or loss of use thereof or for any loss of business howsoever caused. The Equipment shall be shipped directly to Debtor by the supplier thereof and Debtor agrees to accept such delivery. No defect or unfitness of the Equipment, nor any failure or delay on the part of the manufacturer or the shipper of the Equipment to deliver the Equipment or any part thereof to Debtor, shall relieve Debtor of the obligation to pay the Time Balance or any other obligation under this Agreement. Secured Party shall have no obligation under this Agreement in respect of the Equipment and shall have no obligation to install, erect, test, adjust or service the Equipment. Secured Party agrees, so long an Event of Default does not exist hereunder or event which with lapse of time or notice, or both, might become an Event of Default hereunder does not exist, that Secured Party will permit Debtor to enforce in Debtor's own name at Debtor's sole expense any supplier's or manufacturer's warranty or agreement in respect of the Equipment.. Notwithstanding the foregoing, nothing herein shall be deemed to be a disclaimer or waiver of the implied covenant of quiet enjoyment.

             5. ASSIGNMENT. Any transaction evidenced by a Loan Schedule shall be assignable by Secured Party, and by its assigns, without the consent of Debtor, but Debtor shall not



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         be obligated to any assignee except upon written notice of such assignment from Secured Party or such assignee. The obligation of Debtor to pay and perform the Liabilities to such assignee shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, and such payments shall be made without interruption or abatement notwithstanding any event or circumstance whatsoever, including, without limitation, the late delivery, non-delivery, destruction or damage of or to the Equipment, the deprivation or limitation of the use of the Equipment, the bankruptcy or insolvency of Secured Party or Debtor or any disaffirmance of this Agreement by or on behalf of Debtor and notwithstanding any defense, set-off, recoupment or counterclaim or any other right whatsoever, whether by reason of breach of this Agreement or of any warranty in respect of the Equipment or otherwise which Debtor may now or hereafter have against Secured Party, and whether any such event shall be by reason of any act or omission of Secured Party (including, without limitation, any negligence of Secured Party) or otherwise; provided, however, that nothing herein contained shall affect any right of Debtor to enforce against Secured Party any claim which Debtor may have against Secured Party in any manner other than by abatement, attachment or recoupment of, interference with, or set-off, counterclaim or defense against, the aforementioned payments to be made to such assignee. Debtor's undertaking herein to pay and perform the Liabilities to an assignee of Secured Party shall constitute a direct, independent and unconditional obligation of Debtor to said assignee. Said assignee shall have no obligations under this Agreement or in respect of the Equipment and shall have no obligation to install, erect, test, adjust or service the Equipment. Debtor also acknowledges and agrees that any assignee of Secured Party's interest in this Agreement shall have the right to exercise all rights, privileges and remedies (either in its own name or in the name of Secured Party) which by the terms of this Agreement are permitted to be exercised by Secured Party.

             6. DAMAGE TO OR LOSS OF THE EQUIPMENT; REQUISITION. Debtor assumes and shall bear the entire risk of loss or damage to the Equipment from any and every cause, whatsoever. No loss or damage to the Equipment or any part thereof shall affect any obligation of Debtor with respect to the Liabilities and this Agreement, which shall continue in full force and effect. Debtor shall advise Secured Party in writing promptly of any item of Equipment lost or damaged and of the circumstances and extent of such damage. If the Equipment is totally destroyed, irreparably damaged, lost, stolen or title thereto shall be requisitioned or taken by any governmental authority under the power of eminent domain or otherwise, Debtor shall, at the option of Debtor, so long as no Event of Default exists under this Agreement, otherwise at the option of Secured Party, replace the same with like equipment in good repair, condition and working order and value, or pay to Secured Party all Liabilities due and to become due with respect to the Equipment, less the net amount of the recovery, if any, actually received by Secured Party from insurance or otherwise for such destruction, damage, loss, theft, requisition or taking. Whenever the Equipment is destroyed or damaged and, in the reasonable discretion of Debtor so long as no Event of default exists under this Agreement, otherwise in the sole discretion of Secured Party, such destruction or damage can be repaired, Debtor shall, at its expense, promptly effect such repairs as Secured Party shall deem necessary for compliance with clause (a) of paragraph 8 below. Any proceeds of insurance with respect to such reparable damage to the Equipment shall, at the election of Debtor if no Event of Default is continuing, (and otherwise, at the election of Secured Party), be applied either to the repair of the Equipment by payment directly to the party completing the repairs, or to the reimbursement of Debtor for the cost of such repairs;



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         provided, however, that Secured Party shall have no obligation to make such payment or any part thereof until receipt of such evidence as Secured Party shall deem satisfactory that such repairs have been completed and further provided that Secured Party may apply such proceeds to the payment of any of the Liabilities or the Other Liabilities due if at the time such proceeds are received by Secured Party there shall have occurred and be continuing any Event of Secured Party shall not be obligated to undertake, by litigation or otherwise, the collection of any claim against any person for such destruction, damage, loss, theft, requisition or taking.

             7. REPRESENTATIONS AND WARRANTIES OF DEBTOR. Debtor represents and warrants that: it has the right, power and authority to enter into and carry out the terms and provisions of this Agreement; this Agreement constitutes a valid obligation of the Debtor and is enforceable in accordance with its terms; and entering into this Agreement and carrying out its terms and provisions will not violate the terms or constitute a breach of (a) any other material agreement to which Debtor is a party or (b) any other agreement, material or otherwise, affecting or relating to the Equipment.

             8. AFFIRMATIVE COVENANTS OF DEBTOR. Debtor shall (a) cause the Equipment to be kept in good condition and use the Equipment only in the manner for which it was designed and intended so as to subject it only to ordinary wear and tear and cause to be made all needed and proper repairs, renewals and replacements thereto; (b) maintain at all times property damage, fire, theft and comprehensive insurance for the full replacement value of the Equipment, with loss payable provisions in favor of Secured Party and any assignee of Secured Party as their interests may appear, and maintain public liability insurance in amounts reasonably satisfactory to Secured Party, naming Secured Party and any assignee of Secured Party as insureds for said insurance related specifically to any Equipment and loss payable provisions to be in form, substance and amount and written by companies approved by Secured Party in its reasonable discretion, and deliver the policies therefor, or duplicates thereof, to Secured Party; (c) pay or reimburse Secured Party for any and all taxes, assessments and other governmental charges of whatever kind or character, however designated (together with any penalties, fines or interest thereon) levied or based upon or with respect to the Equipment, the Liabilities or this Agreement or upon the manufacture, purchase, ownership, delivery, possession, use, storage, operation, maintenance, repair, return or other disposition of the Equipment, or upon any receipts or earnings arising therefrom, or for titling or registering the Equipment, or upon the income or other proceeds received with respect to the Equipment or this Agreement provided, however, that Debtor shall pay taxes on or measured by the net income of Secured Party and franchise taxes of Secured Party only to the extent that such net income taxes or franchise taxes are levied or assessed in lieu of any other taxes, assessments or other governmental charges hereinabove described; (d) pay all shipping and delivery charges and other expenses incurred in connection with the Equipment and pay all lawful claims, whether for labor, materials, supplies, rents or services, which might or could if unpaid become a lien on the Equipment; (e) comply with all governmental laws, regulations, requirements and rules, all instructions and warranty requirements of the manufacturer of the Equipment, and with the conditions and requirements of all policies of insurance with respect to the Equipment and this Agreement; (f) mark and identify the Equipment with all information and in such manner as Secured Party may reasonably request from time to time and replace promptly any such marking or identification which are removed, defaced or destroyed; (g) at any and all times during business hours and upon two business days



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         prior written notice (which may be given by telefax transmission), grant to Secured Party free access to enter upon the premises wherein the Equipment shall be located and permit Secured Party to inspect the Equipment, provided that inspections will not be conducted more frequently than twice during any 12 consecutive month period and that Secured Party will comply with reasonable health and safety procedures while conducting such inspections, provided further that such limitations shall not apply to inspections conducted during the continuance of an Event of Default; (h) reimburse Secured Party for all charges, costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in defending or protecting its interests in the Equipment, in the attempted enforcement or enforcement of the provisions of this Agreement or in the attempted collection or collection of any of the Liabilities; (i) indemnify and hold any assignee of Secured Party, and Secured Party, harmless from and against all claims, losses, liabilities, damages, judgments, suits, and all legal proceedings, and any and all costs and expenses in connection therewith (including reasonable attorneys' fees) arising out of or in any manner connected with the manufacture, purchase, ownership, delivery, possession, use, storage, operation, maintenance, repair, return or other disposition of the Equipment or with this Agreement, including, without limitation, claims for injury to or death of persons and for damage to property, but excluding any of the foregoing caused by the gross negligence or willful misconduct of Secured Party or any assignee, and give Secured Party prompt notice of any such claim or liability; and (j) maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices consistently applied, and, within forty-five
         (45) days after the end of each fiscal quarter, deliver to Secured Party a balance sheet as at the end of such quarter and statement of operations for such quarter, and, within one hundred and twenty (120) days after the end of each fiscal year, deliver to Secured Party a balance sheet as at the end of such year and statement of operations for such year, in each case prepared in accordance with generally accepted accounting principles and practices consistently applied and certified by Debtor's chief financial officer as fairly presenting the financial position and results of operation of Debtor, and, in the case of year end financial statements, certified by an independent accounting firm acceptable to Secured Party.

             9. NEGATIVE COVENANTS OF DEBTOR. Debtor shall not (a) create, incur, assume or suffer to exist any mortgage, lien, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Equipment or this Agreement or any of Debtor's interests hereunder; (b) make any changes or alterations in or to the Equipment (collectively, the "Alterations") except (i) as necessary for compliance with clause (a) of paragraph 8 above, and (ii) such Alterations which may be removed without any material damage to the Equipment or do not materially reduce the value of the Equipment; (c) permit the name of any person, association or corporation other than Secured Party to be placed on the Equipment as a designation that might be interpreted as a claim of interest in the Equipment; (d) part with possession or control of or suffer or allow to pass out of its possession or control any of the Equipment or, except with seven (7) business days prior written notice to Secured Party, change the location of the Equipment or any part thereof from the location shown above; (e) assign or in any way dispose of all or any part of its rights or obligations under this Agreement or enter into any lease of all or any part of the Equipment; (f) change its name or address from that set forth above unless it shall have given Secured Party no less than thirty (30) days prior written notice thereof; (g) without Secured Party's prior written consent which will not unreasonably be withheld, sell any shares of its capital stock or transfer any



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         ownership interest in the Debtor to any person, persons, entity or entities (whether in one single transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of the Debtor from the person, persons, entity or entities who hold a majority ownership and/or control of the Debtor as of the date of this Agreement; or (h) without Secured Party's prior written consent which will not unreasonably be withheld, consolidate with or merge into or with any other entity, or purchase or otherwise acquire all or substantially all of the assets or stock or other ownership interest of any person or entity; or (i) without Secured Party's prior written consent which will not unreasonably be withheld sell, transfer, lease or otherwise dispose of all or substantially all of Debtor's assets to any person or entity ( a "Buyer"). With respect to the consent provisions under Sections 9 (g) 9
         (h) and 9 (i) of this Agreement, Secured Party shall, in its reasonable discretion, review and determine whether (x) Secured Party is satisfied as to the creditworthiness of the successor entity or Buyer and as to such successor's, Buyer's and/or the new major shareholder's conformance to the other standard criteria then used by Secured Party for such purposes; (y) if requested by Secured Party, such successor entity or Buyer is willing to execute and deliver to Secured Party an agreement satisfactory in form and substance to Secured Party, in its reasonable discretion, containing the successor entity's and/or Buyer's effective assumption of all obligations of the Debtor under the Agreement and all Loan Schedules thereunder; and/or (z) if requested by Secured Party, Debtor, the new major shareholder, Buyer and/or such successor entity are willing to execute such additional documentation or modifications to the Agreement (including without limitation, the Financial Covenant Rider) as are reasonably required by Secured Party to maintain Secured Party's interests in the Equipment or as otherwise required by Secured Party to accomplish Section 9 (x) above.

             10. EQUIPMENT PERSONALTY. The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or attached in any manner to real property by cement, plaster, nails, bolts, screws or otherwise. If requested by Secured Party with respect to any item of Equipment, Debtor will obtain and deliver to Secured Party waivers of interest or liens in recordable form, satisfactory to Secured Party, from all persons claiming any interest in the real property on which such item of Equipment is installed or located.

             11. EVENTS OF DEFAULT AND REMEDIES. If any one or more of the following events ("Events of Default") shall occur:

        (a) Debtor shall fail to make any payment in respect of the Liabilities within five (5) business days of when due; or

        (b) any written certification, statement, representation, warranty or financial report or statement heretofore or hereafter furnished by or on behalf of Debtor or any guarantor of any or all of the Liabilities proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or has omitted any material contingent or unliquidated liability or claim against Debtor or any such guarantor; or

        (c) Debtor or any guarantor of any or all of the Liabilities shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder or under any



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guaranty agreement, which has not been cured within twenty (20) days of written notice thereof (except for any Financial Covenant(s) contained in any Rider of even date herewith), provided that Secured Party shall have no obligation to enter into any additional Loan Schedules during such cure period; or

        (d) Debtor or any guarantor of any or all of the Liabilities shall be in breach of or in default in the payment and performance of any obligation relating to any of the Other Liabilities; or

        (e) Debtor or any guarantor of any of Debtor's obligations hereunder shall be in breach of or in default in the payment or performance of any obligation owing to any bank, lender, lessor or financial institution in connection with a transaction in excess of $500,000.00, howsoever arising, present or future, contracted for or acquired, and whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured; or

        (f) Debtor or any guarantor of any or all of the Liabilities shall cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code"), be adjudicated an insolvent, file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiescence in the appointment of a trustee, receiver or liquidator of it or of all or any part of its assets or properties, or take any action looking to its dissolution or liquidation; or

        (g) an order for relief against Debtor or any guarantor of any or all of the Liabilities shall have been entered under any chapter of the Bankruptcy Code or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Debtor or any guarantor of any or all of the Liabilities under any present or future statute, law, rule or regulation which shall not, in each case, have been stayed or dismissed within forty-five (45) days, or (ii) within thirty (30) days after the appointment without Debtor's or such guarantor's consent or acquiescence of any trustee, receiver or liquidator of it or (iii) such guarantor or of all or any part of its or such guarantor's assets and properties, such appointment shall not be vacated, or an order, judgment or decree which would reasonably be expected to have a material adverse effect on the business or financial condition of Debtor shall be entered against Debtor or such guarantor by a court of competent jurisdiction and shall continue in effect for any period of twenty (20) consecutive days without a stay of execution, or any execution or writ or process shall be issued under any action or proceeding against Debtor whereby the Equipment or its use may be taken or restrained; or

        (h) Debtor or any guarantor of any or all of the Liabilities shall suffer an adverse material change in its financial condition as compared to such condition as at the date hereof, and as a result of such change in condition Secured Party deems itself or any of the Equipment to be insecure; "adverse material change" means any set of one or more circumstances which, individually or collectively, will result in, with respect to Debtor, (i) any change or effect that is or is reasonably likely to be materially adverse to the business, operations, properties, assets or conditions (financial or otherwise) of the Debtor; (ii) the material impairment of the ability of the Debtor to perform, or of the Secured Party to enforce, its obligations under the Agreement or



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Loan Schedules; or (iii) a material adverse effect on the value of the Equipment
(other than normal depreciation, ordinary wear and tear and change in market conditions) or the amount which the Secured Party would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Equipment;

then and in any such event, Secured Party may, at the sole discretion of Secured Party, without notice or demand and without limitation of any rights and remedies of Secured Party under the Uniform Commercial Code, take any one or more of the following steps:

        (1) Declare all of the Time Balance to be due and payable, whereupon the same shall forthwith mature and become due and payable as provided for in paragraph 16 below, provided, however, upon the occurrence of any of the events specified in subparagraphs (f) and (g) above, all sums as specified in this clause (1) shall immediately be due and payable without notice to Debtor (the date on which Secured Party declares all of the Time Balance to be due and payable is hereinafter referred to as the "Declaration Date");

        (2) proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any other right, power or remedy granted hereby or by law, equity or otherwise; and

        (3) at any time and from time to time, with or without judicial process and the aid or assistance of others, enter upon any premises wherein any of the Equipment may be located and, without resistance or interference by Debtor, take possession of the Equipment on any such premises, and require Debtor to assemble and make available to Secured Party at the expense of Debtor any part or all of the Equipment at any place or time designated by Secured Party; and remove any part or all of the Equipment from any premises wherein the same may be located for the purpose of effecting the sale or other disposition thereof; and sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Equipment in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Equipment at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such persons, firms or corporations as Secured Party shall deem commercially reasonable, all without demand for performance or any notice or advertisement whatsoever, except that Debtor shall be given ten (10) business days' written notice of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Debtor hereby agrees shall be deemed reasonable notice thereof. If any of the Equipment is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Equipment. Secured Party may buy any part or all of the Equipment at any public sale and if any part or all of the Equipment is of a type customarily sold in a recognized market or which is the subject of widely distributed standard price quotations Secured Party may buy at private sale and may make payment therefor by application of all or a part of the Liabilities and of all or a part of any Other Liabilities. Any personalty in or attached to the Equipment when repossessed may be held by Secured Party without any liability arising with respect thereto, and any and all claims in connection with such personalty shall be deemed to have been waived unless notice of such claim is made by certified or registered mail upon Secured Party within ten business days after repossession.



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Secured Party shall apply the cash proceeds from any sale or other disposition of the Equipment first, to the reasonable expenses of re-taking, holding, preparing for sale, selling, leasing and the like, and to reasonable attorneys' fees and other expenses which are to be paid or reimbursed to Secured Party pursuant hereto, and second, to all outstanding portions of the Liabilities and to any Other Liabilities in such order as Secured Party may elect, and third, any surplus to Debtor, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Equipment known to Secured Party; provided however, that Debtor shall remain liable with respect to unpaid portions of the Liabilities owing by it and will pay Secured Party on demand any deficiency remaining with interest as provided for in paragraph 16 below.

        12. SECURED PARTY'S RIGHT TO PERFORM FOR DEBTOR. If Debtor fails to perform or comply with any of its agreements contained herein Secured Party may perform or comply with such agreement and the amount of any payments and expenses incurred by Secured Party in connection with such performance or compliance, together with interest thereon at the rate provided for in paragraph 16 below, shall be deemed a part of the Liabilities and shall be payable by Debtor upon demand.

        13. FURTHER ASSURANCES. Debtor will cooperate with Secured Party for the purpose of protecting the interests of Secured Party in the Equipment, including, without limitation, the execution of all Uniform Commercial Code financing statements requested by Secured Party. Secured Party and any assignee of Secured Party are each authorized to the extent permitted by applicable law to file one or more Uniform Commercial Code financing statements disclosing any security interest in the Equipment without the signature of Debtor or signed by Secured Party or any assignee of Secured Party as attorney-in-fact for Debtor. Debtor will pay all costs of filing any financing, continuation or termination statements with respect to this Agreement, including, without limitation, any documentary stamp taxes relating thereto. Debtor will do whatever may be necessary to have a statement of the interest of Secured Party and of any assignee of Secured Party in the Equipment noted on any certificate of title relating to the Equipment and will deposit said certificate with Secured Party or such assignee. Debtor shall execute and deliver to Secured Party, upon request, such other instruments and assurances as Secured Party deems reasonably necessary or advisable for the implementation, effectuation, confirmation or perfection of this Agreement and any rights of Secured Party hereunder.

        14. NON-WAIVER; ETC. No course of dealing by Secured Party or Debtor or any delay or omission on the part of Secured Party in exercising any rights hereunder shall operate as a waiver of any rights of Secured Party. No waiver or consent shall be binding upon Secured Party unless it is in writing and signed by Secured Party. A waiver on any one occasion shall not be construed as a bar to or a waiver of any right and/or remedy on any future occasion. To the extent permitted by applicable law, Debtor hereby waives the benefit and advantage of, and covenants not to assert against Secured Party, any valuation, inquisition, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale or other disposition made under the judgment, order or decree of any court or under the powers of sale and other disposition conferred by this Agreement or otherwise. Debtor hereby waives any right to a jury trial with respect to any matter arising under or in connection with this Agreement.

        15. ENTIRE AGREEMENT; SEVERABILITY; ETC. This Agreement constitutes the entire agreement between Secured Party and Debtor and all conversations, agreements and representations relating to this Agreement or to the Equipment are integrated herein. If any provision hereof or any remedy herein provided for shall be invalid under any applicable law, such provision or remedy shall be inapplicable and deemed omitted, but the remaining provisions and remedies hereunder shall be given effect in accordance with the intent hereof. Neither this Agreement nor any term hereof may be changed, discharged, terminated or waived except in an instrument in writing signed by the party against which enforcement of the change, discharge, termination or waiver is sought. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of New York, including all matters of construction, validity and performance, and shall be deemed a purchase money security agreement within the meaning of the Uniform Commercial Code. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. This Agreement shall inure to the benefit of and be binding upon Secured Party and Debtor and their respective successors and assigns, subject, however, to the limitations set forth in this Agreement with respect to Debtor's assignment hereof. No right or remedy referred to in this Agreement is intended to be exclusive but each shall be cumulative and in addition to any other right or remedy referred to in this Agreement or otherwise available to Secured Party at law or in equity, and shall be in addition to the provisions contained in any instrument referred to herein and any instrument supplemental hereto. Debtor shall be liable for all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by reason of the occurrence of any Event of Default or the exercise of Secured Party's remedies with respect thereto. Time is of the essence with respect to this Agreement and all of its provision.

        16. PREPAYMENT; REBATE; INTEREST. Except as provided in the prepayment agreement of even date herewith or except for the installment payments of the Time Balance as set forth in the Schedule of Obligations, the Debtor may not prepay the Time Balance, in whole or in part, at any time. In the event Secured Party declares all of the Time Balance to be due and payable pursuant to clause
(1) of paragraph 11 above, Debtor shall pay to Secured Party an amount equal to the sum of (a) all accrued and unpaid amounts as of the Declaration Date plus interest thereon, and (b) the present value of all future installments set forth in this Agreement over the remaining unexpired term of this Agreement discounted to present value using a discount rate of five percent (5%), provided that the amount of interest earned by Secured Party computed as aforesaid shall not exceed the highest amount permitted by applicable law. The Time Balance as reduced to present value in accordance with the preceding sentence shall bear interest from and after the Declaration Date, and all other Liabilities due and payable under this Agreement (including past due installments) shall bear interest from and after their respective due dates until paid in full, at the lesser of 1.5% per month or the highest rate permitted by applicable law, provided, however, that Debtor shall have no obligation to pay any interest on interest except to the extent permitted by applicable law.

        17. CONSENT TO JURISDICTION. Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Any such action or proceeding will be maintained in the United States District Court for the Southern District of New York or in any court of the State of New York located in the County of New York and Debtor waives any objections based upon venue or forum non conveniens in connection with any such action or proceeding. Debtor consents that process in any such action or proceeding may be served upon it by registered mail directed to Debtor at its address set forth at the head of this Agreement or in any other manner permitted by applicable law or rules of court. Debtor hereby irrevocably appoints CT Corporation with offices at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 as its agent to receive service of process in any such action or proceeding.

        18. NOTICES. Notice hereunder shall be deemed given if served personally or by certified or registered mail, return receipt requested, to Secured Party and Debtor at their respective addresses set forth at the head of this Agreement. Any party hereto may from to time by written notice to the other change the address to which notices are to be sent to such party. A copy of any notice sent by Debtor to Secured Party shall be concurrently sent by Debtor to any assignee of Secured Party of which Debtor has notice.

        The Debtor agrees to all the provisions set forth above. This Agreement is executed pursuant to due authorization. DEBTOR ACKNOWLEDGES RECEIPT OF A SIGNED TRUE COPY OF THIS AGREEMENT.


Date: July 9, 2001                           Accepted on July 27, 2001

KOSAN BIOSCIENCES INCORPORATED (Debtor)      WELLS FARGO EQUIPMENT FINANCE, INC.
(Secured Party)
(Signature of Proprietor or name of
Corporation or Partnership)

By /s/ Susan M. Kanaya                       By /s/ Sally Doheny
   ------------------------------------        ---------------------------------
Its Vice President, Finance &                Its Assistant Vice President
    -----------------------------------          -------------------------------
    Chief Financial Officer
    -----------------------------------
(if Corporation, President or Vice President should
sign and give official title; if Partnership,
state partner; if L.L.C., state member or manger)

                              PREPAYMENT AGREEMENT

        WHEREAS, Wells Fargo Equipment Finance, Inc. ("WFEFI"), as Secured Party and Kosan Biosciences, Inc. as Debtor ("Debtor") are parties to certain Loan Schedule No. 700 which incorporates the terms and conditions of Master Loan and Security Agreement No. 84325 (said Loan Schedule is referred to herein as the "Agreement"), dated July 9, 2001 affecting the equipment (the "Equipment") described therein; and

        WHEREAS, the parties hereto desire to confirm their understanding pursuant to which the Debtor may prepay the Agreement as set forth below.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Provided that the Debtor shall so request WFEFI in writing not less than thirty (30) days prior to a Prepayment Date, and further provided that the Debtor shall have paid all monthly installment payments due through and including the applicable Prepayment Date in accordance with the terms and provisions of the Agreement and shall then be in compliance with all the terms and provisions of the Agreement and shall continue to comply with all the terms and provisions of the Agreement thereafter until such Prepayment Date, WFEFI agrees to allow Debtor to prepay the Agreement (in whole, but not in part) by payment of the appropriate prepayment amount as set forth below ("Prepayment Amount") in good funds plus applicable per diem interest as set forth below, on the applicable Prepayment Date. Prepayment Date shall mean the day that the Prepayment Amount together with per diem interest is received in good funds by WFEFI in accordance with the terms hereof.

        2. The Prepayment Amount which Debtor shall pay in the event of a prepayment of the Agreement hereunder shall be computed as follows:

        (a) For a Prepayment Date which is on or after the day that the first
(1st) monthly installment is due but prior to the date that the thirteenth
(13th) payment is due, the Prepayment Amount shall be 104% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Secured Party or its assigns;

        (b) For a Prepayment Date which is on or after the day that the thirteenth (13th) monthly installment is due but prior to the date that the twenty-fifth (25th) payment is due, the Prepayment Amount shall be 103% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Secured Party or its assigns;

        (c) For a Prepayment Date which is on or after the day that the twenty- fifth (25th) monthly installment is due but prior to the date that the thirty-seventh (37th) payment is due, the Prepayment Amount shall be 102% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Secured Party or its assigns;

        (e) For a Prepayment Date which is on or after the day that the thirty-seventh (37th) monthly installment is due but prior to the date that the forty-second (42nd) payment is due, the Prepayment Amount shall be 101% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Secured Party or its assigns.

        3. All taxes attributable to the transaction herein contemplated including any taxes on the Prepayment Amount, shall be borne exclusively by the Debtor (except for taxes based on Secured party's net income.)

        4. In addition to the Prepayment Amount and taxes, Debtor shall also pay to Secured Party on the Prepayment Date, per diem interest which means interest on the Prepayment Amount calculated on the basis of a 365 day year using the implicit rate of interest that was used to calculate the installment payments under the Agreement, for each day from the day that the most recent installment was due through and including the Prepayment Date.

        5. Time is of the essence for the Debtor's making written request for prepayment and for remitting the Prepayment Amount in the event Debtor timely exercises its option to prepay hereunder.

        6. Except as specifically permitted by this Prepayment Agreement, Debtor shall have no right to prepay the Agreement.

        7. This Prepayment Agreement shall constitute an indivisible part of the Agreement and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


KOSAN BIOSCIENCES, INC.                      WELLS FARGO EQUIPMENT FINANCE, INC.
By /s/ Susan M. Kanaya                       By /s/ Sally Doheny
   ------------------------------------        ---------------------------------
Its Vice President, Finance &                Its Assistant Vice President
    -----------------------------------          -------------------------------
    Chief Financial Officer
    -----------------------------------


Dated: July 9, 2001                          Dated: July 27, 2001







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